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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-29483, 333-88532, and 333-105092) and on Form S-8 (Nos.
333-42944, 333-73738, 333-73740, 333-88398 and 333-91906) of Ohio Casualty
Corporation of our reports dated March 1, 2005, with respect to the consolidated financial statements and schedules of Ohio Casualty Corporation, Ohio Casualty Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Ohio Casualty Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Ernst & Young LLP
Cincinnati, Ohio
March 7, 2005